Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: (512) 538-2300 Fax: (512) 538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES APPOINTS DANIEL P. HANSEN TO CHAIRMAN

Austin, Texas, January 18, 2017 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced that the Board of Directors has appointed President and Chief Executive Officer, Daniel P. Hansen, to the additional post of Chairman of the Board. Mr. Hansen succeeds Thomas W. Storey who will remain on the board as a director. The Company also announced that Jeffrey W. Jones has been appointed to lead independent director, succeeding Dr. Bjorn Hanson, who will also remain on the board as a director and will continue his role as Chair of the Nominating and Corporate Governance Committee. Mr. Jones will also continue his role as Chair of the Audit Committee.

Mr. Hansen commented, “I am honored to assume the additional role of Chairman of the Board of Summit Hotel Properties. The strength of our operating model is reflected in the increasing recognition of Summit as a best in class company and I am proud to lead this elite team of professionals.”

“Dan’s leadership qualities as the key spokesperson for Summit to all of its stakeholders as well as his growing prominence in the industry fit naturally to the role of Chairman of the Board,” Mr. Storey said. “As a board, we believe now is the perfect time to have Dan assume the combined roles of chairman and CEO.”

Mr. Hansen has served as the Company’s President and Chief Executive Officer and been a member of the board since the Company’s formation in 2010. He also serves on the board of the American Hotel and Lodging Association and is a member of multiple advisory councils for brand companies in the lodging industry. Under Hansen’s leadership, the Company has nearly quadrupled in size to an enterprise value of $2.4 billion and more than 80 hotels across the country.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the upscale segment of the lodging industry. As of December 31, 2016, the Company’s portfolio consisted of 81 hotels with a total of 10,957 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

Vice President - Finance

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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